Mutual Fund Series Trust

Amendment Number 4 to the Management Services Agreement

This Amendment Number 4, dated August 28, 2013 to the Management Services Agreement ("Agreement") dated July 1, 2012 between the Mutual Fund Series Trust, an Ohio Business Trust and MFund Services LLC (“MFund”), a Limited Liability Company duly organized under the laws of the State of Delaware, is adopted to provide the following:

Exhibit A of the Agreement is hereby amended to provide for the addition of the:

KF Griffin Blue Chip and Covered Call Fund

The Amended Exhibit A is attached. All portions of the Agreement not specifically amended herein shall remain in full force and effect.

Mutual Fund Series Trust

/s/Tobias Caldwell

Tobias Caldwell, Trustee

MFund Services LLC

/s/Jerry Szilagyi

Jerry Szilagyi, President

Exhibit A

Series of the Trust

August 28, 2013

The following Funds are covered under this agreement:

Camelot Premium Return Fund

Catalyst Event Arbitrage Fund*

Catalyst Hedged Futures Strategy Fund*

Catalyst Insider Buying Fund*

Catalyst Insider Long/Short Fund*

Catalyst Strategic Insider Fund*

Catalyst Value Fund*

Catalyst/CP Core Equity Fund*

Catalyst/CP World Equity Fund*

Catalyst/CP Focus Large Cap Fund*

Catalyst/CP Focus Mid Cap Fund*

Catalyst/Groesbeck Growth of Income Fund*

Catalyst/Lyons Tactical Allocation Fund*

Catalyst/Lyons Hedged Premium Return Fund*

Catalyst/MAP Global Total Return Income Fund*

Catalyst/MAP Global Capital Appreciation Fund*

Catalyst/Princeton Floating Rate Income Fund*

Catalyst/SMH High Income Fund*

Catalyst/SMH Total Return Income Fund*

Day Hagan Tactical Allocation Fund of ETFs

Empiric Core Equity Fund

Eventide Gilead Fund

Eventide Healthcare and Life Sciences Fund

JAG Large Cap Growth Fund

KF Griffin Blue Chip and Covered Call Fund

SignalPoint Global Alpha Fund

SMH Representation Trust**

Vista Capital Appreciation Fund

Vista Listed Private Equity Plus Fund

* No fees charged as long as Catalyst Capital Advisors LLC remains investment advisor to the Funds.

** No fees charged as long as SMH Capital Advisors remains a sub-advisor to Catalyst Capital Advisors LLC.